Exhibit 23.2

KPMG LLP	Telephone	(514) 840-2100
600 de Maisonneuve Blvd. West	Fax	(514) 840-2187
Suite 1500, Tour KPMG	Internet	www.kpmg.ca
Montréal (Québec) H3A 0A3
Canada

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated June 10, 2020 with respect to:

•

the consolidated statement of financial position as of March 31, 2020, the related consolidated statements of loss and comprehensive loss, changes in equity and cash flows for the year ended March 31, 2020 and the related notes, before the effects of retrospectively applying the revision to segments described in Note 24, of Neptune Wellness Solutions Inc., and

•

the consolidated statements of financial position as of March 31, 2020 and 2019, the related consolidated statements of earnings and comprehensive loss, changes in equity and cash flows for each of the years in the two-year period ended March 31, 2020 and the related notes of Neptune Wellness Solutions Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Montréal, Canada

January 28, 2022